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                                                                   EXHIBIT 99.1

PROXY                                                                     PROXY

                            POOL ENERGY SERVICES CO.
    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 28, 1999
                SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

     The signatory of this Proxy, by signing the reverse side of this Proxy, hereby appoints and constitutes James T. Jongebloed, Joseph R. Musolino and James L. Payne, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Pool Energy Services Co. Common Stock entitled to be voted by the signatory at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on September 28, 1999, or at any reconvened meeting after any adjournment or postponement thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement thereof.

   IMPORTANT -- PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

               (Continued, and to be signed on the reverse side)
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                            POOL ENERGY SERVICES CO.
                        SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ITEM 1.

PLEASE MARK YOUR VOTE LIKE THIS [X]

1. Approval of the Merger Agreement as described in the accompanying Proxy Statement/Prospectus dated August 9, 1999.

    [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

                                        [ ]  I (WE) PLAN TO ATTEND THE SPECIAL
                                             MEETING OF SHAREHOLDERS ON
                                             SEPTEMBER 28, 1999.

                                             Please sign exactly as your name
                                             appears hereon. Executors,
                                             administrators, guardians and
                                             others signing in a fiduciary
                                             capacity should indicate such
                                             capacity when signing. If shares
                                             are held jointly, each holder
                                             should sign. If a corporation,
                                             please sign in full corporate name
                                             by duly authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             Dated _____________________________

                                             Signature(s) ______________________

                                             ___________________________________